UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2014

CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

633 West 5th Street, 33rd Floor
Los Angeles, CA  90071
 (Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (213) 443-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

CapitalSource Inc. (the “Company”) held a special meeting of stockholders on January 13, 2014.  The special meeting was held in order to vote upon the following proposals set forth in the Company’s definitive proxy statement, filed with the U.S. Securities and Exchange Commission on December 6, 2013: (1) to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 22, 2013, by and between PacWest Bancorp (“PacWest”) and the Company, as amended, providing for the merger (the “Merger”) of the Company with and into PacWest, with PacWest as the surviving corporation (the “CapitalSource Merger Proposal”), (2) to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the Merger (the “CapitalSource Advisory (Non-Binding) Proposal on Specified Compensation”), and (3) to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the CapitalSource Merger Proposal (the “CapitalSource Adjournment Proposal”).

At the special meeting, the CapitalSource Merger Proposal was approved by the affirmative vote of a majority of the outstanding shares of CapitalSource common stock entitled to vote at the special meeting.  In addition, the CapitalSource Advisory (Non-Binding) Proposal on Specified Compensation was approved by a majority of the shares of CapitalSource common stock represented in person or by proxy at the special meeting and entitled to vote on the proposal.  Sufficient votes were also received to approve the CapitalSource Adjournment Proposal, but an adjournment was not necessary in light of the approval of the CapitalSource Merger Proposal.

As of December 4, 2013, the record date for the special meeting, there were 196,911,167 shares of CapitalSource common stock issued and outstanding and entitled to be voted at the special meeting.  153,103,951 shares were represented in person or by proxy at the special meeting, which constituted a quorum to conduct business at the meeting.

The final number of votes cast for or against, as well as the number of abstentions and broker non-votes with respect to each proposal, are set out below:

		For	Against	Abstentions	Broker Non-Votes
1.	CapitalSource Merger Proposal	150,697,855	405,855	2,000,241	–––
		For	Against	Abstentions	Broker Non-Votes
2.	CapitalSource Advisory (Non-Binding) Proposal on Specified Compensation	135,033,412	15,669,920	2,400,619	–––
		For	Against	Abstentions	Broker Non-Votes
3.	CapitalSource Adjournment Proposal	135,831,238	15,261,325	2,011,388	–––

Completion of the Merger remains subject to the satisfaction of the remaining closing conditions contained in the Merger Agreement.

Item 7.01. Regulation FD Disclosure.

On January 13, 2014, we announced the voting results of our special meeting. A copy of the press release announcing those results is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in Item 7.01 of this Current Report and the exhibit attached hereto are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in Item 7.01of this Current Report and the exhibit attached hereto shall not be incorporated by reference into any registration statement or other document filed with the Commission.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits

See Exhibit Index attached to this Form 8-K, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2014	/s/ Kori Ogrosky
Kori Ogrosky
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release issued by CapitalSource Inc. on January 13, 2014.